CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS



Perma-Fix Environmental Services, Inc.
Gainesville, Florida



We hereby consent to the incorporation by reference of our report dated March 5, 1999, relating to the consolidated financial statements and schedule of Perma-Fix Environmental Services, Inc.
and subsidiaries appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998, into the Company's previously filed Forms S-3 and S-8 Registration Statements, File Nos. 33-85118 (S-3), 333-14513 (S-3), 333-43149 (S-3), 33-80580 (S-8),
333-3664 (S-8), 333-17899 (S-8) and 333-25835 (S-8).


                                        /s/ BDO Seidman, LLP

                                        BDO Seidman, LLP

Orlando, Florida
March 26, 1999